Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-228630) on Form S-8 of Emmaus Life Sciences, Inc. of our report dated March 21, 2019, relating to the consolidated financial statements of Emmaus Life Sciences, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Emmaus Life Sciences, Inc. for the year ended December 31, 2018.

/s/ SingerLewak LLP

Los Angeles, California

March 21, 2019